Exhibit 99

Two Bethesda Metro Center	Phone 301 * 986 * 0701
Suite 1200	Fax 301 * 986 * 0702
Bethesda, MD 20814

Contacts:	Thomas F. Kirk	(301) 986-0701
	George E. McHenry	(301) 986-0701
	Kenneth J. Abod	(301) 986-0701

News Release

HANGER ORTHOPEDIC GROUP, INC. ANNOUNCES UNDERWRITTEN PUBLIC OFFERING BY SHAREHOLDER

Number of Outstanding Shares Remains Unchanged

BETHESDA, MARYLAND September 22, 2008 Hanger Orthopedic Group, Inc. (NYSE: HGR) announced today the public offering of 2,500,000 shares of its common stock by Ares Corporate Opportunities Fund, L.P.  The shares being offered are a portion of the currently outstanding shares issued to Ares in August 2008 in connection with the conversion of all of Hanger’s Series A Convertible Preferred Stock into common stock.  Upon completion of the public offering of these shares, the overall number of outstanding shares of Hanger Orthopedic Group, Inc. will be unchanged. Hanger Orthopedic Group, Inc. will not receive any proceeds from this transaction.  Citi is the sole book runner for the underwritten offering.  The offering is being made only by means of a written prospectus forming part of the effective registration statement.  Copies of the final prospectus related to this offering may be obtained from Citi, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220 (tel: 718-765-6732; fax: 718-765-6734).

The shares are being sold pursuant to an effective registration statement that was previously filed with the Securities and Exchange Commission. This announcement does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

Hanger Orthopedic Group, Inc., headquartered in Bethesda, Maryland, is the world’s premier provider of orthotic and prosthetic patient care services. Hanger is the market leader in the United States, owning and operating 661 patient care centers in 45 states and the District of Columbia, with over 3,500 employees including 1,060 practitioners (as of June 30, 2007).  Hanger is organized into four units. The two key operating units are patient care, which consists of nationwide orthotic and prosthetic practice centers, and distribution which consists of distribution centers managing the supply chain of orthotic and prosthetic componentry to Hanger and third party patient care centers. The third is Linkia, which is the first and only provider network management company for the orthotics and prosthetics industry. The fourth unit, Innovative Neurotronics, introduces emerging neuromuscular technologies developed through independent research in a collaborative effort with industry suppliers worldwide. For more information on Innovative Neurotronics, Inc. or the WalkAide®, visit http://www.ininc.us. For more information on Hanger, visit http://www.hanger.com.

This document may contain forward-looking statements relating to the Company’s revenues, contracts and operations. The United States Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. Statements relating to future revenues, contracts and operations in this document reflect the current views of management. However, various risks, uncertainties and contingencies could cause actual results or performance to differ materially from those expressed in, or implied by, these statements, including the Company’s ability to enter into and derive benefits from managed care contracts, the demand for the Company’s orthotic and prosthetic services and products and the other factors identified in the Company’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.